UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  March 20, 2008

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission File Number)

76-0525032
(IRS Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas, 77042
(713) 963-9522

____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03                                MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

During a meeting held over March 19 and 20, 2008, the Board of Directors of GulfMark Offshore, Inc. (the “Company”) approved the adoption of Amendment No. 4 (the “Amendment”) to the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (the “Plan”).  The Amendment clarifies Section 1.2 of the Plan to reflect that repricing of awards made under the Plan is not permitted.  There are no other changes to the Plan effected by the Amendment.  There is no effect upon the rights of the holders of any awards currently outstanding under the Plan.

A copy of the Amendment is attached as Exhibit 10.1 hereto.

ITEM 5.02                                DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information disclosed in Item 3.03 above is incorporated by reference herein. The Company’s executive officers may participate in the Plan.  All future awards under the Plan will be at the discretion of the Committee, as determined in accordance with the Plan.  Therefore, the approval of the Amendment does not guarantee an award to any executive officer, director, or other participant.

ITEM 9.01                                FINANCIAL STATEMENT AND EXHIBITS

(d)           Exhibits

The following exhibit is filed with this report.

Exhibit No.                                           Description
10.1                                Amendment No. 4 to GulfMark Offshore, Inc. 1997 Incentive Equity Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.
(Registrant)

/s/ Edward A. Guthrie
Edward A. Guthrie
Executive Vice President, Finance and
Chief Financial Officer

DATE: March 26, 2008